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                                                                 Exhibit 23.4


                   Consent of Independent Public Accountants
                   -----------------------------------------


The Board of Directors
WM Bancorp:

We consent to the incorporation by reference in Keystone Financial, Inc.'s Registration Statements on Form S-8 No. 33-38427, No. 33-34644, No. 33-48031, No. 33-59372, No. 33-68800, No. 33-77358, No. 33-77354, No. 33-82088, No.
33-91572, No. 33-91574 and No. 33-91576 and Registration Statements on Form S-3 No. 33-37382 and No. 33-50526 of our report dated January 28, 1994, with respect to the consolidated financial statements of WM Bancorp included in the Annual Report (Form 10-K) for the year ended December 31, 1995 of Keystone Financial, Inc.



                              KPMG PEAT MARWICK LLP

Baltimore, Maryland
March 25, 1996